Exhibit 99.1

Purebase (OTCQB: PUBC) Appoints John Gingerich to Board of Directors

Yuba City, CA – (September 25, 2015) –Purebase Corporation (OTCQB:PUBC) is pleased to announce the appointment of Mr. John Gingerich to the Board of Directors, effective immediately.

Mr. Gingerich is a recognized leader within the mining and associated technology communities, and has served on a number of industry and government boards and committees including the Exploration Division of the Canadian Mining Industry Research Organization (Chairman) and the Ontario Geological Survey Advisory Board (Chairman).

Mr. Gingerich, P. Geo is a professional geophysicist (APGO) with over thirty-five years’ experience in exploration and mining industry technology. As a past Director of Research, Technical Innovation within Noranda Exploration, John was part of the senior management team and involved in the evaluation, acquisition, and development of mineral opportunities within Canada and around the world.

Mr. Gingerich went on to found Geotechnical Business Solutions (GBS), a company dedicated to the development and financing of exploration opportunities and related technology. He is also a founder and director of the Niskibi Group of Companies that are focused on business development opportunities within the aboriginal communities. John has served on a number of public company Boards and has been involved in Advanced Explorations Inc. and its predecessors since September 2004.

Scott Dockter, Purebase Chairman and Chief Executive Officer, said, "We are delighted to welcome John to Purebase. With his exceptional leadership record and deep operating experience, John brings with him a wealth of knowledge, experience, and leadership in finance, public markets, and business administration that will benefit our Board and the company. We are extremely pleased to welcome John aboard and look forward to working with him."

"I'm excited to be a part of the Purebase family. This is a rapidly growing company with a lot of potential,” comments Mr. Gingerich, “With the spotlight on the world stage pointing to food safety and sustainable use of our natural resources, it's a great time to be part of Purebase and the agriculture industry offering a wonderful portfolio of high-quality, natural mineral products to help feed the world."

About Purebase (OTCQB: PUBC)

Purebase is a diversified, natural and industrial mineral resource company providing solutions to a wide range of markets, including its cornerstone markets of agriculture and construction. Purebase acquires, develops, mines, and commercializes industrial and natural mineral deposits to service the agricultural and construction industries, both domestically and internationally. Within the agriculture industry Purebase provides soil amendments that may be used by both large farming operations and retail consumers. Within the construction industry, Purebase provides Supplementary Cementitious Material (SCM), an additive that may be used in cement for large infrastructure construction projects for government, commercial and residential buildings. For additional information, samples of our products, or to place an order, please visit www.purebase.com.

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s Form 10-K filed March 16, 2015 and 10-Q filed April 20, 2015, and July 15, 2015 as well as other reports filed with Securities and Exchange Commission which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.purebase.com/. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact Information

Mr. A. Scott Dockter
CEO | Director
Purebase Corporation
1 (530) 676-7873